Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-41160 and No. 333-85870 and Forms S-3 No. 333-85312, No. 333-85314, and No. 333-98305) of US Unwired Inc. of our report dated February 6, 2004, with respect to the consolidated financial statements and schedule of US Unwired Inc. for the year ended December 31, 2003 included in its Current Report on Form 8-K.

/s/ Ernst & Young LLP

Houston, Texas

July 8, 2004